PRELIMINARY INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of

The Securities Exchange Act of 1934

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HEALTHCARE CORPORATION OF AMERICA

(Name of Registrant As Specified In Its Charter)

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HEALTHCARE CORPORATION OF AMERICA

66 Ford Road

Denville, New Jersey 07834

NOTICE OF ACTION TO BE TAKEN PURSUANT TO WRITTEN CONSENT

OF STOCKHOLDERS IN LIEU OF A MEETING

To the Stockholders of Healthcare Corporation of America:

This information statement is furnished to all holders of Common Stock of the Company in connection with the actions to be taken by the Company without a meeting pursuant to the written consent of the holder of a majority of the voting power of the Company:

1.	The amendment and restatement of the Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock, par $0.001 per share, from 30,000,000 shares to 560,000,000 shares;
2.	The election of five (5) members of the Board of Directors, each to serve until the 2015 Annual Meeting of Stockholders or until a successor is elected and qualified; and
3.	The ratification of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

The foregoing actions were approved by the holders of a majority of the Company’s issued and outstanding Common Shares on July 8, 2014 and will be effected on or shortly after twenty (20) days following the mailing of this Information Statement to the stockholders of record as of the date of vote approving the foregoing actions. The amendment of our Certificate of Incorporation was approved on May 23, 2014 by the unanimous written consent of our Board of Directors.

No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being mailed or otherwise provided to you on or about July 21, 2014.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU SHOULD NOT SEND US A PROXY.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE ALREADY APPROVED THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION BY WRITTEN CONSENT IN LIEU OF A MEETING. SUCH WRITTEN CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENTS UNDER DELAWARE LAW AND NO ADDITIONAL VOTING WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE MATTERS.

Please carefully read the enclosed document in its entirety. You may also obtain other information about the Company from publicly available documents that have been filed with the Securities and Exchange Commission.

By Order of the Board of Directors,

/s/ Natasha Giordano
Natasha Giordano
Chief Executive Officer

July 18, 2014

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Important Notice Regarding the Availability of Information Statement of HEALTHCARE CORPORATION OF AMERICA

The Information Statement referenced in this Notice is available at http://www.hccarx.com/financials-sec-filings.htm. In accordance with SEC rules, this website does not use “cookies”, track the identity of anyone accessing the website to view the Information Statement or gather any personal information. Information on HEALTHCARE CORPORATION OF AMERICA’s website does not constitute a part of this Information Statement.

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HEALTHCARE CORPORATION OF AMERICA

66 Ford Road

Denville, New Jersey 07834

INFORMATION STATEMENT

July 18, 2014

As of the record date of July 10, 2014 (the “Record Date”), the Company's authorized capitalization consisted of 30,000,000 shares of Common Stock, of which 16,000,962 shares were issued and outstanding. Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding a majority of the voting rights of all outstanding shares of Common Stock as of the Record Date have voted in favor of the foregoing actions by resolution dated as of the Record Date, no other stockholder consents will be solicited in connection with this Information Statement.

Stockholders of record on the Record Date will be entitled to receive this notice and Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the amendments discussed above will be effected in early August, 2014.

This Information Statement will serve as written notice to stockholders pursuant to Section 222 of the General Corporation Law of the State of Delaware.

PLEASE BE ADVISED THAT THIS IS ONLY AN INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU SHOULD NOT SEND US A PROXY.

This Information Statement is first being mailed or otherwise provided to the holders of our outstanding Common Stock, our only class of voting securities outstanding, on or about July 21, 2014. Each holder of record of shares of our Common Stock at the close of business on July 10, 2014 is entitled to receive a copy of this Information Statement.

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ABOUT THE INFORMATION STATEMENT

The following questions and answers are intended to respond to frequently asked questions concerning the actions approved by our Board of Directors and the persons entitled to vote a majority of our outstanding shares of Common Stock. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire Information Statement, as well as its appendices and the documents incorporated by reference in this Information Statement.

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This Information Statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's stockholders as of the close of business on, July 10, 2014 (the “Record Date”) of corporate action expected to be taken pursuant to the consents or authorizations of stockholders representing a majority of the Company’s Common Stock.

Stockholders holding a majority of the Company's outstanding Common Stock voted in favor of certain corporate matters outlined in this Information Statement, which action took place on July 8, 2014, consisting of the approval to (1) authorize an increase in the number of authorized shares of the Company's Common Stock and the filing of an amendment of the Company's Certificate of Incorporation, (2) the election of five members of the Board of Directors, each to serve until the 2015 Annual Meeting of Stockholders or until a successor is elected, and (3) approve BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 (the “Proposals”).

WHO IS ENTITLED TO NOTICE?

Each outstanding share of Common Stock as of record on the Record Date will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Stockholders as of the close of business on the Record Date that held in excess of fifty percent (50%) of the Company's outstanding shares of Common Stock voted in favor of the Proposals. Under Delaware corporate law, all the activities requiring stockholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the stockholders. No action by the minority stockholders in connection with the Proposals is required.

WHY AREN'T WE HOLDING A MEETING OF STOCKHOLDERS?

Our Board of Directors has already approved the Certificate of Amendment to our Certificate of Incorporation, the director nominees, and the appointment of BDO USA, LLP as our independent auditor, and has received the written consent of a majority of the voting interests entitled to vote on such actions. Under Delaware law, these actions may be approved by the written consent of a majority of the voting interests entitled to vote. Since we have already received written consents representing the necessary number of votes, a meeting is not necessary and represents a substantial and avoidable expense.

WHO WILL PAY THE COSTS OF THE CHARTER AMENDMENT?

We will pay all of the costs of the Charter Amendment, including distributing this Information Statement. We may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our Common Stock. We are not soliciting any proxies and will not contract for other services in connection with the stockholder action approving the Charter Amendment.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of July 10, 2014 by (i) each person who is known by us to beneficially own more than 5% of the Company’s Common Stock; (ii) each of the Company’s officers and directors; and (iii) all of the Company’s officers and directors as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common stock beneficially owned and percentage ownership is based on 16,000,962 shares outstanding on the Record Date, and assuming the exercise of any options or warrants or conversion of any convertible securities held by such person, which are presently exercisable or will become exercisable within 60 days of the Record Date.

Name and Address of Stockholder (1)	Number of shares beneficially owned	Percentage Ownership (2)
Directors and Executive Officers
Natasha Giordano (3)	406,823	2.5%
Ann F. Saskowitz (4)	188,610	1.2%
Ruth V. Ackerman (5)	50,740	*
Scott Weeber (6)	158,939	1.0%
Yaron Eitan (7)	10,800,000	48.6%
Edmundo Gonzalez (8)	10,600,000	48.2%
Thomas Rebar		*
Total Officers and Directors	11,605,112	51.1%
5% Stockholders
Selway Capital Holdings LLC (9)	10,600,000	48.2%
Monarch Bay Securities, LLC (10)	3,000,000	18.27%

*	Beneficially owns less than 1% of our Common Stock.

1.	Unless otherwise indicated, the business address of each beneficial owner is 66 Ford Road, Suite 230, Denville, NJ 07834.

2.	Percentages based on 16,000,962 shares outstanding on the Record Date, and assuming the exercise of any options or warrants or conversion of any convertible securities held by such person, which are presently exercisable or will become exercisable within 60 days of the Record Date.

3.	Ms. Giordano will be granted a ten year option to acquire shares of Common Stock of the Company equal to 4.7% of the fully diluted equity of the Company. The option is not subject to the requirement that the company adopt an option plan, and will be exercisable for the greater of the conversion price of the notes issued in the Private Placement or the fair market value of the Company’s Common Stock on the date of issuance. The options vests as follows: (a) 10% on January 3, 2014; and thereafter (b) 2.5% monthly commencing January 3, 2014. Accordingly, 33.1% of Ms. Giordano’s options will be vested as of 60 days of the Record Date, in an amount equal to 2.5% of the fully diluted equity of the Company, or 406,823 shares. In the event Ms. Giordano is terminated without cause, Ms. Giordano terminates her employment for Good Reason, or in the event of death, Ms. Giordano or her estate will be entitled to automatic vesting of the ten year option.

4.	Includes 150,000 shares beneficially owned by Ms. Saskowitz that are subject to the terms of the Management Share Escrow Agreement and are to be held in escrow until June 30, 2015, unless earlier released in connection with an acquisition transaction.

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5.	Includes 25,000 shares beneficially owned by Ms. Ackerman that are subject to the terms of the Management Share Escrow Agreement and are to be held in escrow until June 30, 2015, unless earlier released in connection with an acquisition transaction.

6.	Includes 52,500 shares beneficially owned by Mr. Weeber that are subject to the terms of the Management Share Escrow Agreement and are to be held in escrow until June 30, 2015, unless earlier released in connection with an acquisition transaction. We have agreed to issue to Mr. Weeber an option to purchase up to 200,000 shares of Common Stock, at an exercise price equal to the fair market value of the shares on the date of grant, upon our implementation of a fully approved and legally compliant employee stock compensation program. These options will vest over a three year period in monthly increments beginning April 30, 2013; provided, however, that the options will vest immediately upon the sale or transfer of all or substantially all of our assets or the sale of more than 50% of the shares of our capital stock entitled to vote generally for the election of our directors. Of the 200,000 options, 88,889 will be available for exercise within 60 days of the Record Date.

7.	Consists of (i) shares owned by Selway Capital Holdings LLC, and (ii) 200,000 fully vested options.

8.	Consists of shares owned by SCH.

9.

Consists of (i) 600,000 founders shares, and founders warrants to purchase 1,000,000 shares of Common Stock held of record by SCH, (ii) 4,000,000 shares held of record by SCH; (iii) 2,000,000 shares, and warrants to purchase 3,000,000 shares of Commons Stock owned by SCH from the December 2013 Notes that may be converted within 60 day of the Record Day.

SCH is controlled CN-SCH LLC (66.6%), and Messrs. Eitan and Gonzalez, who each own 16.7% of SCH. The business address of SCH is 900 Third Avenue, 19th Floor, New York, NY 10022. CN-SCH, LLC is wholly-owned by Bounty Investments, LLC. Mr. Andrew Intrater is the Chief Executive Officer of each of CN-SCH, LLC and Bounty Investments, LLC. The business address of each of Mr. Intrater, CN-SCH, LLC and Bounty Investments, LLC is 900 Third Avenue, 19th Floor, New York, NY 10022. Mr. Intrater has voting and dispositive power over the founders’ shares attributable to CN-SCH, LLC and Bounty Investments, LLC.

10.	3,000,000 restricted shares were granted on July 8, 2014 as payment for a one-year consulting agreement with the Company.

Action 1: Approval of an amendment to the Certificate of Incorporation to Increase the Number of Shares of Common Stock authorized for Issuance

Our Articles of Incorporation authorize us to issue 30,000,000 shares of Common Stock, par value $0.0001 per share, and 1,000,000 shares of blank check preferred stock, par value $0.0001 per share. Our Board of Directors and Majority Stockholders have approved the Charter Amendment to increase our authorized capitalization to 560,000,000 shares of Common Stock, par value $0.0001 per share, and 1,000,000 shares of blank check preferred stock, par value $0.0001 per share. We are not increasing our authorized preferred stock which will remain unchanged.

Effect of the Increase of Authorized Common Stock

The increase in authorized capital will result in our being able to issue the securities described below.

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Reasons for the Increase of Authorized Common Stock

On June 2, 2014, the Company entered into a securities purchase agreement dated May 31, 2014 with certain purchasers (each a “Purchaser” and collectively, the “Purchasers”) named therein and amended the securities purchase agreement on June 30, 2014 (as amended, the “SPA”). Pursuant to the SPA, the Company issued $4.239 million of Secured Convertible Debentures (the “Debentures”), which Debentures are convertible into shares of the Company’s Common Stock at an initial fixed Conversion Price equal to $0.05 per share for a total of 84.773 million shares. The Purchasers of Debentures also received warrants (the “Warrants”) to purchase 84.773 million shares of the Company’s Common Stock at an exercise price of $0.05 per share. The Company may continue to make subsequent placements under the SPA until the earlier of the date that it has placed an aggregate of $6.289 million in Debentures under the SPA or the date that is one year after the date of such initial closing. In addition, the Company may issue up to $1 million of the same Debenture and Warrants in order to retire part of its Account Payables.

In connection with the closings under the SPA that have already taken place, the Company agreed to pay Chardan Capital Markets, the placement agent, a fee consisting of 5.9 million shares of Common Stock, and warrants to purchase 5.9 million shares of the Common Stock, each on the same terms and conditions as the securities issued to the Purchasers.

On June 2, 2014, the Company entered into a Forbearance Agreement dated May 31, 2014 with Partners for Growth III, L.P. (“PFG”) pursuant to which PFG agreed, subject to certain conditions, to forbear from exercising its rights and remedies under applicable loan documents between it and the Company until September 1, 2014. In connection with the Forbearance Agreement, the Company entered into an Amended and Restated Loan and Security Agreement, which, among other things, certain financial covenants were revised. In addition, the note issued to PFG ($5.73 million as of June 2, 2014, including accrued interest) was amended to be convertible at a price of $0.15 per share and the outstanding warrants to purchase 3.7 million shares were amended to be exercisable at $0.15 per share. In addition, on June 27, 2014, the Company and its subsidiaries entered into Modification No. 1 to Amended and Restated Loan and Security Agreement (the “PFG Amendment”) with PFG. The PFG Amendment amends certain terms of the outstanding loan from PFG by providing, in part, that unless the Company elects to pay interest in cash, in whole or in part, the Company shall pay to PFG such interest in kind (“PIK Interest”). PIK Interest shall be paid in Common Stock at $0.15 per share; provided, however, if the payment of PIK Interest in the form of Common Stock would cause the Company’s beneficial ownership limitation as set forth in in the PFG Amendment to be exceeded, then such interest amount shall be paid in cash when due. This Amendment is effective as of June 1, 2014.

Exercise or conversion of all securities issued pursuant to the SPA in amounts in excess of the Company’s currently authorized shares were subject to the Company obtaining stockholder approval of an increase in the number of authorized shares in the Charter Documents.

In the aggregate, once the Amendment is filed, we will have (based on securities outstanding on July 10, 2014) 16,000,962 outstanding shares of Common Stock, 695,712 shares of Common Stock issuable upon exercise of options, 3,491,023 shares of Common Stock issuable upon exercise of warrants, 240,534,060 shares of Common Stock issuable upon conversion of convertible debt securities, and 194,414,176 shares of Common Stock upon conversion of warrants attached to convertible debt. In addition, the Company plans to issue up to 6.9 million restricted shares of Common Stock to consultants as compensation for services, and to create an incentive stock plan for the issuance of options to the Company’s employees, officers, directors, and consultants, subject to Shareholders approval.

Stockholders should recognize that, as a result of this proposal, they will own a fewer percentage of shares with respect to the total authorized shares of the Company, than they presently own, and will be diluted as a result of any issuances contemplated by the Company in the future.

Except as described above, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized.

ACTION 2: ELECTION OF DIRECTORS

The Company proposes to elect the following five persons as directors, all of whom are currently members of the Board of Directors, to hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualified.

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Pursuant to our Bylaws, the holders of our Common Stock may elect our directors. All nominees have advised us that they are able and willing to serve as directors.

Except as set forth below, no arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee.

The following table sets forth the names and ages of the nominees of our Board of Directors:

Name:	Age:	Ownership or Relationship:
Natasha Giordano	54	Chief Executive Officer, President and director
Ann F. Saskowitz	61	VP Service Operations, Corporate Secretary and Director
Yaron Eitan	58	Chairman of the Board of Directors
Edmundo Gonzalez	41	Director
Thomas Rebar	51	Director

Natasha Giordano has been our Chief Executive Officer, President and a Director since January 3, 2014. Ms. Giordano served as the Chief Executive Officer, President and Director of Xanodyne Pharmaceuticals, Inc. a branded specialty pharmaceutical company with development and commercial capabilities focused on pain management, from May 2010 through August 2012 and Chief Operating Officer since 2009. Prior to that, she served as President, Americas for Cegedim Dendrite (formerly Dendrite International Inc.) from 2007 to 2008 and as Senior Vice President of the Global Customer Business Unit of Cegedim Dendrite from 2004 to 2007. She had been with Cegedim Dendrite since 2000 and served as Group President for Global Business Unit for major customers, and Vice President of Global Sales. Earlier in her career, she worked nine years with Parke-Davis then owned by Warner Lambert in several sales and marketing positions including Strategic Alliance management and Sales Integration. Since 2011, Ms. Giordano serves on the board of directors of Aceto Corporation. Aceto Corporation, together with its subsidiaries, sources, markets, sells, distributes and operates in three segments: Human Health, Pharmaceutical Ingredients, and Performance Chemicals. Ms. Giordano holds a Bachelor of Science degree in nursing from Wagner College in New York.

Ann Saskowitz has been our Vice President of Service Operations and a director since April 10, 2013 and has been HCCA’s Vice President of Service Operations and a director since 2010. As of June 2014, Ms. Saskowitz has added the title of Corporate Secretary. She served as Director of Claim Policy Implementation at Horizon Blue Cross-Blue Shield of New Jersey from 1984 to 2009, in which capacity she directed multiple departments, including the Precertification Call Center for Utilization Management and led multi-million dollar business initiatives. She is also responsible for creating Horizon’s Claim Policy Implementation Department. She holds a BA in Journalism and American Studies from Seton Hall University.

Yaron Eitan has been a director since June 21, 2013 and Chairman of the Board of Directors since January 1, 2014. Mr. Eitan was the Company’s President, Chief Executive Officer and a director from its inception until April 10, 2013, when the Company acquired Healthcare Corporation of America, a New Jersey corporation. Mr. Eitan was the Company’s Chairman from its inception until April 28, 2011. Mr. Eitan founded Selway Capital LLC, an investment management firm, in March 2009 and serves as managing partner of the firm and since June 2002 has served as partner of SCP Partners, a private equity investment firm with multiple funds under management, specializing in the telecommunications, defense and security, and education industries. Previously, he was the co-founder of Reshef Technologies, a specialty munitions company, from August 1984 to August 1987, the President of Patlex, an industrial and patent enforcement holding company, from October 1987 to February 1989, and founder and CEO of Geotek Communications, a wireless communications company, from March 1989 to May 1998. In 1998, Mr. Eitan founded Selway Partners, a technology-sector holding company. Selway Partners was sold to SCP Partners in 2002, at which time Mr. Eitan became one of the partners of SCP Partners. In April 2007, Mr. Eitan launched Vector Intersect Security Acquisition Corporation, a special purpose acquisition corporation, which acquired Cyalume Technologies Holdings, Inc. in December 2008. Following the acquisition, Mr. Eitan continues to serve as a director of Cyalume. Mr. Eitan served in the Israeli Defense Forces for six years, where he reached the rank of Major. He received his bachelor’s degree in economics from Haifa University and an M.B.A. from the Wharton School of Business at the University of Pennsylvania.

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Edmundo Gonzalez has been a director since inception and previously served as our Chief Financial Officer from inception until April 10, 2013 and is currently a member of the newly formed audit committee of the Board of Directors. Mr. Gonzalez joined SCP Partners as a principal in 2007, and has worked on dozens of transactions with Yaron Eitan, our prior Chief Executive Officer, since that time, including investments in portfolio companies, acquisitions, mergers and sales. From May 2004 to September 2007, he served as Vice President of Sales and Marketing for Software Technology, Inc., an educational software company and portfolio company of SCP Partners. From October 1999 to April 2004, he held various positions including Chief Operating Officer at TestU, an online education company, which was sold to Software Technology, Inc. in 2004. Previously, Mr. Gonzalez served as a consultant at PricewaterhouseCoopers Management Consulting (now IBM Business Consulting) from September 1995 to September 1999, where he consulted to Fortune 500 clients in the media, telecom and publishing industries. Mr. Gonzalez graduated with a bachelor’s degree from Harvard University, and received an M.B.A. from Columbia Business School.

Thomas Rebar has been a director since January 3, 2014 and is the Chair of the newly formed audit committee of the Board of Directors. Mr. Rebar is a Partner of SCP Partners and has been with SCP Partners since its inception in 1996. SCP Partners manages approximately $750 million on behalf of institutional investors focusing primarily on venture capital and related activities. He has over 25 years experience in venture capital, private equity, investment banking, mergers and acquisitions, and leveraged buyout financing. Mr. Rebar is a director of several companies, including Magnolia Broadband, DVTel, Inc., Pentech Financial Services, Inc., and Cyalume Technologies Holdings, Inc. (OTC-CYLU), where he is currently the Chair of the Audit Committee. Prior to joining SCP, Mr. Rebar was a Senior Vice President at Charterhouse Inc., the U.S. investment banking arm of Charterhouse PLC, a leading U.K. merchant bank, from 1989 to 1996. At Charterhouse, he was responsible for a broad range of domestic and cross-border transactions including representing companies in the purchase and sale of businesses, rendering fairness opinions and business valuations, assisting companies in raising debt capital, and the placement of private equity. Before joining Charterhouse, from 1987 to 1989, Mr. Rebar was a member of the corporate finance department at Bankers Trust Company in New York City. Mr. Rebar received his B.S. summa cum laude from the University of Scranton and his M.B.A. from New York University Graduate School of Business Administration.

Family Relationships

There are no family relationships between any of our directors and our executive officers.

Code of Ethics

On June 21, 2013, our board of directors adopted a code of ethics that applies to our directors, officers and employees are required to abide by the Company’s Code of Business Conduct to ensure that our business is conducted in a consistently legal and ethical manner. Our policies and procedures cover all major areas of professional conduct, including employee policies, conflicts of interest, protection of confidential information, and compliance with applicable laws and regulations. We will provide a copy of our code of ethics to any person, without charge, upon request. Requests for copies of our code of ethics should be sent in writing to Healthcare Corporation of America, 66 Ford Road, Suite 230, Denville, NJ, 07834, Telephone: (973) 983-6300.

Officer and Director Qualifications

Our officers and board of directors are composed of a diverse group of leaders. Many of the current officers or directors have senior leadership experience in both public and private companies. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Most of our officers and directors also have experience in the Pharmacy Benefit Management (PBM), the software industry, and in serving on boards of directors and board committees of other public companies and private companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies. Further, our officers and directors also have other experience that makes them valuable, such as prior experience with the consummation of business combinations, in forming strategic alliances and in raising capital in the private and public markets. .

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Director Independence

Our Board of Directors has affirmatively determined that Mr. Rebar is an independent director within the meaning of NASDAQ Marketplace Rule 5605(a)(2). Ms. Giordano and Ms. Saskowitz do not meet the independence requirements under NASDAQ Marketplace Rule 5605(a)(2) because each is a current officer of the Company. Messrs. Eitan & Gonzales do not meet the independence requirements under NASDAQ Marketplace Rule 5605(a)(2) because they are debt holders of the Company’s convertible notes.

Board Meetings

During the year ended December 31, 2013, the Board of Directors met 24 times. All of the directors attended 75% or more of the aggregate of meetings of the Board of Directors and meetings of any committee which such director is a member. Each director is expected to participate, either in person or via teleconference, in meetings of our Board of Directors and meetings of committees of our Board of Directors in which each director is a member, and to spend the time necessary to properly discharge such director’s respective duties and responsibilities. We do not have a written policy with regard to directors’ attendance at annual meetings of stockholders; however, all directors are encouraged to attend the annual meeting.

Board Committees

On January 7, 2014, the Company’s Board of Directors established an Audit Committee consisting of Thomas Rebar and Edmundo Gonzalez, with Mr. Rebar as Chairman. The Board has determined that Mr. Rebar is an “audit committee financial expert” as such term is defined in the rules of the Securities and Exchange Commission. No Audit Committee existed in 2013. The Company intends to adopt a charter for the audit committee in the coming months.

Audit Committee Report

With respect to the audit of Company’s financial statements for the year ended December 31, 2013, the Audit Committee:

•	has reviewed and discussed the audited financial statements with management;
•	has also received from, and discussed with, our independent registered public accounting firm various matters that are required to be discussed under Public Company Accounting Oversight Board Auditing Standard No. 16 (Communications with Audit Committees and other Standards); and
•	has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant the independent accountant’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Company’s annual report on Form 10-K for the year ended December 31, 2014.

Thomas Rebar, Chair
Edmundo Gonzalez

Nominating Committee

On June 11, 2014, the Board of Directors established a nominating committee, with Mr. Yaron Eitan and Mr. Thomas Rebar as its members. In the coming months, the nominating committee will suggest to the Board policies and procedures relating to the selection of nominees for director.

The Board does not have a compensation committee and intends to form such committee later this year. The Board of Directors will adopt policies and procedures relating to the determination of compensation for officers once the compensation committee have been formed.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. These executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons.

Natasha Giordano, our Chief Executive Officer, President and Director, and Scott Weeber, our Principal Accounting and Financial Officer, Vice President of Finance and Accounting and Treasurer, failed to timely file a Form 3 as required by section 16(a) of the Exchange Act upon each of them becoming a reporting person. Except as set forth above, based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were filed in a timely manner.

Compensation of Directors

As of December 31, 2013, none of our directors has received any compensation from us other than compensation for service as an officer to us if such director were also an officer. Although we plan to do so, we have not yet determined the compensation we will pay to our independent directors.

2015 Annual Meeting.

The Board of Directors intends to set the date of the 2015 Annual Meeting of stockholders of the Company for September, 2015.

Officers

The following table lists our officers as of July 10, 2014:

Name:	Age:	Ownership or Relationship:
Natasha Giordano	54	Chief Executive Officer, President and Director
Ann F. Saskowitz	61	VP Service Operations, Corporate Secretary and Director
Ruth Ackerman	63	VP Administration
Scott Weeber	44	Principal Accounting and Financial Officer, Vice President of Finance and Accounting, and Treasurer

The biographical information for Natasha Giordano and Ann F. Saskowitz is included above.

Ruth Ackerman has been our Vice President of Administration since April 10, 2013 and has been HCCA’s Vice President of Administration since 2011. Previously, she created and managed the operations and service departments for health benefits broker agencies, which were divisions of major banks, including: Alliance Benefits Strategists from 2005 to 2010, and General Insurance Agency Marketplace at Bank of America from 1990 to 2005. She also worked at Madison Consulting Group from 1991 to 1998. Prior to those positions, she served as Director of Corporate Planning & Contract Development at Horizon Blue Cross-Blue Shield from 1980 to 1990. She holds a BA in English from Drew University. In January 2011, the U.S. Bankruptcy Court for the District of Massachusetts issued a final order discharging Ms. Ackerman and her husband of all debts accrued with respect to a Massachusetts inn formerly co-owned by the couple.

Scott Weeber has been our Principal Accounting and Financial Officer since June 25, 2014, our Treasurer since April 10, 2013 and has been HCCA’s Vice President of Finance and Accounting since January 2013. He has held various accounting and finance positions during his career. He worked as an Accountant/Auditor at Pannell Kerr Forster PC from 1991 to 1995. He worked as a controller for U.S. Bronze Powders from 1996 to 1999. Mr. Weeber held various managerial finance positions at Kraft Foods from 2000 to 2008 and at Novartis from 2010 to 2012. He holds a BS in Accounting from Rutgers University and is a CPA licensed in the state of New Jersey.

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Executive Compensation

Summary Compensation Table

The following table (the “Summary Compensation Table”) sets forth all compensation awarded to, earned by or paid to our principal executive officer and its two most highly compensated executive officers other than our principal executive officer who were serving as executive officers as of December 31, 2013 (collectively, the “Named Executive Officers”). Compensation for periods prior to April 10, 2013, includes compensation received from HCCA, which we acquired on such date. Other than as described in this report, we do not have any supplemental executive retirement plans, change in control agreements or company perks (e.g., company cars, country club memberships, etc.).

Summary Compensation Table

Name and Principal Position (1)	Period Ending	Salary ($)	Bonus ($)	Stock Awards ($)	Option- Based Awards ($)	Other ($)	Total ($)
Gary Sekulski (2)	December 31, 2013	447,600	0	0	0	16,900	464,500
Chief Executive Officer	December 31, 2012	383,000	0	0	0	0	383,000
	December 31, 2011	217,346	0	0	0	0	217,346
Ann F. Saskowitz	December 31, 2013	217,700	0	0	0	0	217,700
Vice President	December 31, 2012	109,000	0	0	0	0	109,000
Service Operations	December 31, 2011	69,000	0	0	0	0	69,000
John Phelps (2)	December 31, 2013	175,800	0	0	0	6,400	182,200
Vice President of Marketing	December 31, 2012	172,000	0	0	0	0	172,000
Administration	December 31, 2011	157,000	0	0	0	0	157,000

1.	Effective January 3, 2014, Natasha Giordano was appointed our Chief Executive Officer and President.

Ms. Giordano did not serve as an executive officer of our Company prior to such time. The Company entered into an employment agreement with Ms. Giordano dated December 3, 2013 and amended it on December 31, 2013. The agreement was not effective until certain conditions were met. Such conditions were satisfied on December 31, 2013. The agreement, as amended, provides for an employment term of three years, during which Ms. Giordano will receive an initial annual base salary of $420,000. Ms. Giordano will also be eligible for an annual bonus equal to up to 50% of her base salary based on the achievement of annual targets established by the Board. Upon effectiveness of her appointment, Ms. Giordano will be granted a ten-year option to acquire shares of Common Stock of the Company equal to 4.7% of the fully diluted equity of the Company. The option is not subject to the requirement that the company adopt an option plan, and will be exercisable for the greater of the conversion price of the notes issued in the Private Placement or the fair market value of the Company’s Common Stock on the date of issuance. Pursuant to the employment agreement, in the event that Ms. Giordano is terminated without cause or Ms. Giordano terminates employment for good reason prior to the end of the employment term, she will be entitled to: (i) all accrued obligations, including salary, expense reimbursement, etc.; (ii) a pro-rated bonus for the year of termination; (iii) one year’s salary; (iv) her targeted annual bonus for the twelve months following termination; (v) the automatic vesting of the option issued at the time of appointment; and (vi) health insurance benefits for the twelve months following termination. In the event of Ms. Giordano’s death during the employment term, her spouse or estate will be entitled to: (i) all accrued obligations, including salary, expense reimbursement, etc.; (ii) one year’s base salary; (iii) a pro-rated bonus for the year of death; and (iv) the automatic vesting of the option issued at the time of appointment.

2.	No longer employed by the Company.

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Narrative to Summary Compensation Table

In 2012, HCCA entered into employment agreements with the four executive officers listed in the table below. The employment agreements provide for an employment term through September 14, 2015, the base salary indicated below and increases in the base salaries in the event that the conditions specified in the table below are met. Each of the agreements provides that the employee is entitled to receive bonuses determined by HCCA’s Board of Directors based on the performance of the employee and HCCA. Each of the employees may be terminated for cause at any time. In the event that the employee is terminated without cause prior to the end of the employment term, the employee will be entitled to receive such employee’s base salary through the end of the employment term. In the event of the death of an employee during the employment term, the employee’s spouse or estate will be paid an amount equal to one year’s base salary. Employment agreements for John Phelps and Gary Sekulski were terminated as of January 2nd, 2014 and May 15th, 2014 respectively.

Name	Title	Base Salary ($)		Salary if specified conditions (1) are met ($)		Salary if specified conditions (2) are met ($)		Salary if specified conditions (3) are met ($)
Gary J. Sekulski	President and Chief Executive Officer	450,000		500,000		550,000		650,000
Ann F. Saskowitz	VP Service Operations	150,000	*	180,000	*	210,000	*	240,000	*
John M. Phelps	VP Marketing and Strategic Planning	180,000		210,000		240,000		270,000
Ruth Ackerman	VP Administration	150,000		180,000		210,000		240,000

*            On April 22, 2013, Ms. Saskowitz’s base salary was increased to $240,000 through the end of her employment term. All other terms under her employment agreement remain unchanged.

(1)	Company sales for January 1, 2013 – June 30, 2013 were not equal to or in excess of $50 million, so no additional salary was paid.
(2)	Company sales for April 1, 2013 – March 31, 2014 are equal to or in excess of $150 million. The Company anticipates that this threshold will not be met based on preliminary financial information for the period.
(3)	Company sales for April 1, 2014 – March 31, 2015 are equal to or in excess of $300 million.

ACTION 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

BDO USA, LLP served as the Company's independent auditors for the year ended December 31, 2013. The Board has reappointed BDO USA, LLP as the Company's independent auditors for the fiscal year ending December 31, 2014. A majority of the shares of Common Stock voting have ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm. BDO USA, LLP has no interest, financial or otherwise, in the Company.

Public Accounting Fees

The following chart sets forth public accounting fees in connection with services rendered by BDO USA LLP, our independent registered public accounting firm since June 28, 2013.

Year ended December 31, 2013
Audit Fees	$485,336
Audit-Related Fees	-
Tax Fees	5,000
All Other Fees	-

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Audit fees were for professional services rendered by BDO USA, LLP for the audits of our December 31, 2013 and June 30, 2013 financial statements, and services that are normally provided by BDO USA, LLP in connection with statutory and regulatory filings or engagements for that fiscal year.

Tax fees were for professional services provided by BDO USA, LLP for certain tax matters, including an evaluation of the limitation of net operating loss carry forward.

BDO USA, LLP did not bill any other fees for services rendered to us during the year ended December 31, 2013 for assurance and related services in connection with the audit of our financial statements.

Pre-Approval of Services

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such preapproval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

Our audit committee has also delegated to the chairman of the audit committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by the chairman of the audit committee pursuant to this delegated authority is reported on at the next meeting of the audit committee.

The Audit Committee pre-approved all of the Audit, and Tax Fees billed to us by BDO USA, LLP for 2013.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

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You may request a copy of these filings, at no cost, by writing HEALTHCARE CORPORATION OF AMERICA at 66 Ford Road, Suite 203, Denville, New Jersey 07834, attention CFO, or telephoning the Company at (973) 983-6700. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

This Information Statement is provided to our stockholders only for information purposes in connection with the Authorized Share Increase, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

Dated: July 18, 2014	BY ORDER OF THE BOARD OF DIRECTORS

	By:	/s/Natasha Giordano
Name: Natasha Giordano
Title: Chief Executive Officer

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APPENDIX A

Form of Certificate of Amendment

to the Certificate of Incorporation of HEALTHCARE CORPORATION OF AMERICA

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HEALTHCARE CORPORATION OF AMERICA

HEALTHCARE CORPORATION OF AMERICA, a Delaware corporation (the “Corporation”), does hereby certify that:

First: That the Board of Directors of the Corporation by unanimous written consent dated as of May 23, 2014, as amended, adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and calling for the submission of such amendment to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting the text of the first paragraph of Article “FOURTH” and adding the following in its place:

“The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 561,000,000 of which 560,000,000 shares shall be Common Stock with a par value of $.0001 per share (“Common Stock”) and 1,000,000 shares shall be preferred stock with a par value of $.0001 per share (“Preferred Stock”)”

Second: That thereafter, pursuant to §228 of the General Corporation Law of the State of Delaware, a written consent approving the amendment set forth above was signed by the holder of outstanding voting stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting on such date at which all shares entitled to vote thereon were present and voted.

Third: That said amendment was duly adopted in accordance with the provisions of §242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this ___ day of July, 2014.

By:

Title: Chief Executive Officer
Name: Natasha Giordano

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